EXHIBIT 10.1


                    E M P L O Y M E N T     A G R E E M E N T


         THIS AGREEMENT is made and entered into as of the ____ day of June, 1998, by and among Terrace Holdings, Inc., a Delaware corporation ("Company"), _____________________________, a ______________ corporation and wholly owned subsidiary of Company ("Subsidiary") [Company and Subsidiary are collectively referred to as "Employer"] and Manuel Jimenez, a resident of the State of Florida ("Executive").

         WHEREAS, Employer desires to enter into an agreement for the employment of Executive by Employer and to be assured of the continued services of Executive; and

         WHEREAS, Executive desires to enter into employment by Employer on the terms provided herein.

         NOW, THEREFORE, in consideration of the foregoing promises, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

         1.       Employment, Duties and Authority.

                  (a) Employer hereby employs Executive and Executive hereby accepts employment by Employer on the terms, covenants and conditions herein contained, as the President of Subsidiary. Executive shall have such duties, responsibilities and authority as the by-laws of
         Subsidiary shall from time to time provide and as the Board of Directors of Subsidiary shall from time to time prescribe in writing.

                  (b) Executive shall be in charge of all day-to-day operations of Subsidiary. During the term of Executive's employment hereunder, Executive shall devote his full time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of Employer. Executive shall provide services to Employer principally at Subsidiary's office in the State of Florida, or at such other reasonably proximate location.

                  (c) During the term of his employment hereunder, Executive shall not perform any services for compensation for any person, firm, partnership or corporation other than Employer without the express written consent of the Board of Directors of Employer; provided that Executive may provide services for charitable and not-for-profit organizations in his discretion.

                  (d) So long as ALR Holdings Corp., or any of its subsidiaries or affiliates including Sky Foods, Chef Arne Classics and MultiSales, are customers of Employer, such account(s) will not be transferred or conveyed to any other operating unit of the Company unless Executive is employed by such unit to supervise such account(s).







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         2.       Compensation.

                  (a) Base Salary. Employer shall pay to Executive during the Term (hereinafter defined), an annual salary of Two Hundred Thousand Dollars ($200,000) ["Base Salary"], subject to review by the Board of Directors of Employer from time to time. Such salary shall be paid by Employer to Executive in semi-monthly installments, less amounts which Employer must withhold under applicable federal, state or local laws or regulations.

                  (b) Payment During Absences. If Executive is absent from work on account of personal injury or sickness, he shall continue to receive the payments provided for in Paragraph 2(a) hereof; provided, however, that any such payment may, at Employer's option, be reduced by the amount which Executive may receive in disability payments (i) pursuant to any disability insurance which Employer, in its sole discretion, may maintain, or (ii) under any governmental program for disability compensation.

                  (c) Bonus.

                           (i) At the  discretion  of the Board of  Directors of
                  Employer, Executive may be entitled to a bonus each year. Employer may establish and communicate standards to Executive for the achievement of bonus compensation each year.

                           (ii) Under the bonus program established by the Board
                  of Directors of Employer for executive personnel, Executive shall be entitled to a bonus based upon the annual earnings before interest and taxes ("EBIT") of Subsidiary measured against EBIT budgeted for Subsidiary for each calendar year during the Term hereof. (The budgeted EBIT for the Subsidiary for 1998 shall be determined by Employer and Executive on or before August 15, 1998. The budgeted EBIT for Subsidiary for each subsequent calendar year or portion thereof during the balance of the Term shall be determined in the same manner as such budgets are determined for the Company's other operating units.) The amount of annual bonus payable to Executive shall be calculated as follows:

                         Percent of Budgeted              Percent of Actual
                         EBIT Reached                     EBIT payable as Bonus
                                95%                              .75%
                              100%                             2.00%
                              105%                             2.50%
                              110% and above                   3.50%









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                           (iii)  Bonuses  earned by and  payable  to  Executive
                  hereunder shall be paid to Executive at the same time and in the same manner as similar bonus payments are paid to other executive personnel of the Company under the bonus program established by the Board of Directors and in effect.


         3.       Benefits; Vacation; Automobile; Expense Reimbursement.

                  (a) Benefits. Executive shall be entitled to, and shall receive, all benefits of employment available to other executives of Employer generally, including, without limitation, participation in any medical, dental or other group health plans or accident benefits, life insurance benefits, club memberships, pension or profit-sharing plans, as shall be instituted by Employer, in its sole discretion.

                  (b) Vacation. Executive shall be entitled to three (3) weeks annual vacation, subject to increase to four (4) weeks on the terms available to other executive employees of Employer.

                  (c) Automobile. Executive shall be entitled to the use of an automobile during the Term and Employer shall be responsible for all expenses related to such use for Employer purposes, including, gasoline, maintenance, insurance and taxes. Employer shall reimburse Executive for such expenses as described in Paragraph 3(d).

                  (d) Expense Reimbursement. During the term hereof, Employer shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder. Such expenses include, without limitation, travel, meals, lodging, office supplies or equipment and are subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of Employer may from time to time establish. Executive shall provide to Employer promptly after incurring any such expense, a detailed report thereof and such documentation as Employer shall from time to time require and as shall be sufficient to support the deductibility of all such expenses by Employer for federal income tax purposes.


         4.       Term.

         The employment of Executive hereunder shall be for a five-year term commencing as of July 1, 1998 and expiring on June 30, 2003 (the "Term"), and shall automatically be renewed for an additional five-year term unless Executive or Employer gives notice of the termination of Executive's employment and this Agreement under the terms of Paragraphs 5 or 6 hereof.










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         5.       Termination By Employer.

                  (a) Employer's Right To Terminate Prior To Expiration Of Term. Employer may terminate this Agreement prior to the expiration of its term on the occurrence of either:

                           (i) an event of default with respect to Executive, as
                  provided herein; or

                           (ii) death or Total Disability (hereafter defined) of
                  Executive occurring during the Term.

                  (b) Event Of Default By Executive. For purposes of this Paragraph 5(b), an event of default with respect to Executive shall include:

                           (i) any willful  failure by  Executive to perform his
                  duties, responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Executive to cure such failure within ten (10) days after Executive's receipt of written notice thereof;

                           (ii) embezzlement or conversion by Executive of any funds of Employer or any client of Employer;

                           (iii) destruction or conversion by Executive of any property of Employer, without Employer's consent;

                           (iv) Executive's conviction of a felony;

                           (v) Executive's adjudication as an incompetent;

                           (vi) Executive's habitual intoxication;

                           (vii) Executive's drug addiction; or

                           (viii) Any breach of Paragraph 7 or 8 hereof.

                  (c) Total Disability. Total Disability of Executive shall occur hereunder when (i) Executive fails or is unable to perform his duties on a full-time basis, for an aggregate of one hundred eight
         (180) days ("Disability Period"), and (ii) upon certification from a licensed physician in the State of Florida that Executive is permanently disabled from performing his duties hereunder. Where the









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         conclusion  of one (1)   Disability  Period is followed  within six (6)
         months by the start of a second  Disability Period and the disabilities
         are the same or related,  both Disability   Periods shall be aggregated
         for purpose of this Paragraph 5(c).

                  (d)      Effect Of Termination.

                           (i) In the event of termination of this Agreement and
                  Executive's employment pursuant to Paragraph 5(a) hereof, all rights and obligations of Employer and Executive hereunder shall terminate on the date of such termination, subject to the following:

                                       (A) Executive    shall   be  entitled  to
                           receive (subject to any rights of setoff or counterclaim by Employer) all salary, additional compensation and benefits which shall have accrued prior to the date of such termination, and the obligation of Employer for the payment of salary, additional compensation or benefits shall terminate as at the date of such termination; and

                                       (B) All rights of Employer  or  Executive
                           which shall have accrued hereunder prior to the date termination of Executive's employment and of this Agreement ("Termination"), and all provisions of this Agreement which are to survive Termination shall survive Termination, and Employer and Executive shall continue to be bound by such provisions in accordance with the terms thereof.

                           (ii) In the event of Termination before the expiration of the Term by act of Employer other than pursuant to Paragraphs 5(a) or 5(f) hereof, or by reason of a job caused Total Disability, Executive shall be entitled to receive the remaining salary and benefits due for the balance of the Term, with such salary to be paid in accordance with Paragraph 2(a).

                  (e) Death Of Executive. This Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon the death of Executive, except that Employer shall pay to the heirs, legatees or personal representative of Executive all compensation or benefits hereunder accrued, but not paid, to the date of Executive's death.

                  (f) Non-Renewal. Notwithstanding Paragraph 4, the Term shall not be automatically renewed if Employer notifies Executive on or prior to October 31, 2002 that Employer elects not to renew this Agreement.














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         6.       Termination By Executive.

                  (a) Executive's Right To Terminate. Executive shall be entitled but not obligated to terminate his employment with Employer under this Agreement prior to the expiration of the Term upon the occurrence of an event of default by Employer.

                  (b) Event Of Default By Employer. For purposes of this Paragraph 6(b), an event of default with respect to Employer shall include:

                           (i) Any failure by Employer to perform its obligations to Executive under this Agreement and (if such failure can be cured) the failure by Employer to cure such failure within ten (10) days after Employer receives written notice thereof;

                           (ii) Employer's  selling Subsidiary without the prior
                  written consent of Executive, which consent shall not be unreasonably withheld;

                           (iii) Employer's filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency laws of the United States of America or any state thereof;

                           (iv) Employer's  making an assignment for the benefit
                  of its creditors;

                           (v) Employer's consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

                           (vi) Employer's filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

                  (c) Effect Of Termination. Upon Termination by Executive, in accordance with Paragraph 6(a) hereof, all rights and obligations of Employer and Executive hereunder shall terminate upon Termination, subject to the following:

                           (i) Executive shall be entitled to receive all salary, additional compensation and benefits which shall have accrued prior to Termination and Employer's obligation for the payment of salary, additional compensation and benefits shall continue for the balance of the Term; and

                           (ii) All rights of Employer or Executive  which shall
                  have accrued hereunder prior to Termination and all provisions of this Agreement which are











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                  to survive  Termination  hereunder shall survive  Termination, and Executive shall continue to be bound by such provisions in accordance with their terms.

                  (d) Non-Renewal. Notwithstanding Paragraph 4, the Term shall not be automatically renewed if Executive notifies Employer on or prior to October 31, 2002 that Executive elects not to renew this Agreement.

         7.       Restrictive Covenant.

                  (a)  Non-Competition.  Executive agrees that, so long as he is employed by Employer pursuant to this Agreement, and for one (1) year following Termination, other than termination by Executive pursuant to Paragraph 6(a) hereof or termination by Employer other than pursuant to Paragraphs 5(a) and 5(f) hereof, Executive will not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, partnership or corporation other than Employer or in any other capacity:

                           (i) own,  manage,  operate,  participate  in, perform
                  services for or otherwise carry on a business similar to or competitive with the business of Employer anywhere in the world; provided that ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national security exchange or in the over-the-counter market shall not be deemed ownership of the issuer of such shares for the purposes of this section;

                           (ii) induce or attempt to persuade any employee of Employer to terminate such employment relationship in order to enter into any such relationship with such person or to enter into any such relationship on behalf of any other business organization in competition with Employer or any of its affiliates;

                           (iii) solicit any business related to the business conducted by Employer from any clients, customers, or prospective or former clients or customers of Employer, except those originated and introduced to Employer solely by Executive; or

                           (iv) perform services of any nature for any entity which engages in or conducts any business that competes with, restricts or interferes with the business of Employer.







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                  (b) Injunctive Relief.  Without limiting the right of Employer or any of its successors or permitted assigns to pursue all other legal and equitable rights available to them for violation of the covenants set forth in Paragraph 7(a) hereof, it is agreed that such other remedies cannot fully compensate Employer and its successors and assigns for such a violation and that Employer and its successors and assigns shall be entitled to injunctive relief, without bond, to prevent violation or continuing violation hereof. It is the intent and understanding of each party that if, in any action before any court or
         agency  legally   empowered  to  enforce  this   covenant,   any  term,
         restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such a court or agency.



         8.       Confidential Information.

                  (a) Definitions. "Confidential Information" means information disclosed by Employer to Executive, or developed or obtained by Executive during his employment by Employer or Banner Beef & Seafood Co., Inc., either before the date or during the term of this Agreement, provided that such information is not generally known in the business and industry in which Employer operates or may subsequently operate, relating to or concerning the business, projects, products, techniques or methods of Employer, whether relating to research, development, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, ideas, concepts and processes relating to the products of Employer, whether now existing or hereafter developed, and all prices, customer names and customer lists but shall exclude the names of customers known to Executive prior to the effective date hereof.

                  (b) Non-Disclosure. Executive agrees that, during the Term or while Executive shall receive compensation hereunder and after Termination for so long as the Confidential Information shall not be generally known or generally disclosed (except by Executive or by means of wrongful use or disclosure) but not after the expiration of the restrictions set forth in Paragraph 7, Executive shall not use any Confidential Information, except on behalf of Employer during the Term, or disclose any Confidential Information to any person, firm, partnership, employer, corporation or other entity, except as authorized by the Board of Directors of Employer.

         9.       Writings and Working Papers.

         Executive covenants and agrees that the following shall be and are the sole and exclusive property of Employer: (i) any and all books, textbooks, letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of Employer or in the performance of Executive's duties hereunder, (ii) Confidential Information referred to in







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Paragraph 8 hereof,  and (iii) all notes,  records and drawings  made or kept by him of work performed in connection with his employment. Employer shall be entitled to any and all copyrights or other rights relating to the above named items. Executive agrees to execute any and all documents or papers of any nature which Employer or its successors, assigns or nominees deem necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this Paragraph 9. Executive also agrees that upon request he will place all such notes, records and drawings in Employer's possession and will not take with him without the written consent of a duly authorized officer of Employer any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment, business, books,
textbooks,   pamphlets,  documents  work  or  investigations  of  Employer.  The obligations of this Paragraph 9 shall survive Termination.


         10.      Employee Stock Option Plan.

         Executive shall be entitled to participate in the Company's 1997 Employee Stock Option Plan or any similar or replacement deferred compensation or option plans as may be in effect from time to time during the Term, as determined by the Company Board of Directors in its discretion.


         11.      Specific Enforcement.

         Executive is obligated under this Agreement to render service of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, Employer shall have the right during the Term of this Agreement (or thereafter with respect to obligations continuing after
Termination) to compel specific performance hereof by Executive or to obtain permanent and temporary injunctive relief, without any bond, against violations hereof by Executive. The prevailing party will be entitled to recover all costs and expenses incurred by him or it in connection therewith, including reasonable attorneys' fees.


         12.      Assignment.

         The rights and duties of a party hereunder shall not be assignable by that party, without the express written consent of the other party.


         13.      Binding Effect.

         This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs, personal representatives and permitted assigns.









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         14.      Severability.

         If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.


         15.      Notices.

         All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

         If to Employer:                    Terrace Holdings, Inc.
                                            4100 North Hills Drive
                                            Hollywood, Florida 33021

         With a copy to:                    Gerald L. Fishman, Esq.
                                            Fishman, Merrick, Miller, Genelly,
                                            Springer, Klimek & Anderson, P.C.
                                            125 South Wacker Drive, Suite 2800
                                            Chicago, Illinois 60606

         If to Executive:                   Manuel Jimenez
                                            901 Country Club Prado
                                            Coral Gables, Florida 33134

         With a copy to:                    John G. Immer, Esq.
                                            Kelley, Drye & Warren LLP
                                            201 South Biscayne Boulevard
                                            2400 Miami Center
                                            Miami, Florida 33131

         Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.









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         16.      Entire Agreement.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.


         17.      Waivers.

         No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.


         18.      Governing Law; Jurisdiction.

         For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Florida and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Florida without regard to its conflicts of law rules or principles.


         19.      Jurisdiction and Venue.

         Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in the State of Florida and the parties hereto consent to the jurisdiction and venue in such court and the service of process by certified mail to the addresses for the parties provided for notices herein.














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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.



                           COMPANY:
                           Terrace Holdings, Inc.

                             By:_____________________________________________
                                  Jonathan S. Lasko, Executive Vice President


                           SUBSIDIARY:
                           Banner Beef & Seafood, Co., Inc.

                           By:__________________________________
                           Its__________________________________



                           EXECUTIVE:

                           ______________________________________
                           Manuel Jimenez





















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